Exhibit 10.2

TRA TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”) is dated as of January 8, 2023, and is by and among Paya Holdings Inc. (f/k/a FinTech Acquisition Corp. III Parent Corp.), a Delaware corporation (the “Company”) and GTCR-Ultra Holdings, LLC, a Delaware limited liability company (“GTCR-Ultra”), as parties to the Tax Receivable Agreement. Each of the Company and GTCR-Ultra are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Company, Paya Holdings II, LLC (f/k/a GTCR Ultra-Holdings II, LLC), a Delaware limited liability company, Paya Blocker, Inc. (f/k/a GTCR/Ultra Blocker, Inc.), a Delaware corporation, GTCR-Ultra, and GTCR Fund XI/C LP (“GTCR Fund”) entered into that certain Tax Receivable Agreement, dated as of October 16, 2020 (the “Tax Receivable Agreement”);

WHEREAS, pursuant to that certain Contribution and Exchange Agreement (the “Contribution Agreement”), by and between GTCR-Ultra and GTCR Fund, dated as of October 16, 2020, GTCR Fund assigned all of its rights under the Tax Receivable Agreement to GTCR-Ultra and GTCR-Ultra became the sole TRA Holder (as defined in the Tax Receivable Agreement) under the Tax Receivable Agreement;

WHEREAS, in connection with that certain Agreement and Plan of Merger, by and among the Company, Nuvei Corporation (“Parent”) and Pinnacle Merger Sub, Inc. (“Merger Sub”), dated January 8, 2023 (the “Merger Agreement”), the Company and GTCR-Ultra desire to terminate the Tax Receivable Agreement pursuant to and in accordance with Section 4.3 and 4.4 of the Tax Receivable Agreement effective upon the consummation of the transactions contemplated in the Merger Agreement; and

WHEREAS, pursuant to that certain Tender and Support Agreement, by and between the Company, Parent and GTCR-Ultra, dated as of January 8, 2023, GTCR-Ultra has agreed to terminate the Tax Receivable Agreement pursuant to and in accordance with Section 4.3 and 4.4 of the Tax Receivable Agreement as a result of the consummation of the transactions contemplated in the Merger Agreement effective as of immediately prior to the Offer Acceptance Time, following payment of all amounts due by the Company under the Tax Receivable Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Section 2. Notice of Termination. This Termination Agreement constitutes notice by the Company to GTCR-Ultra that the consummation of the transactions contemplated by the Merger Agreement shall constitute a Change of Control (as defined in the Tax Receivable Agreement), which Change of Control shall, at the Offer Acceptance Time, accelerate the Company’s obligations under the Tax Receivable Agreement in accordance with Section 4.3 of the Tax Receivable Agreement. Pursuant to Section 4.4 of the Tax Receivable Agreement, the Early Termination Schedule (as defined in the Tax Receivable Agreement) is attached hereto as Schedule A. The Parties acknowledge and agree that this Termination Agreement fulfills the notice requirements set forth in Section 4.3 and Section 4.4 of the Tax Receivable Agreement, that no other notice is required pursuant to the Tax Receivable Agreement and that the Early Termination Schedule set forth as Schedule A hereto is final and binding.

Section 3. Termination of the Tax Receivable Agreement. In consideration for the Early Termination Payment (as defined below) and in accordance with the terms of the Tax Receivable Agreement, effective as of immediately prior to the Offer Acceptance Time, each of the Parties hereby absolutely, irrevocably and unconditionally terminates and releases the Tax Receivable Agreement, and rescinds, annuls, cancels, repeals and eliminates any and all clauses, provisions, covenants, agreements, rights, obligations, responsibilities or liabilities contained in or existing under the Tax Receivable Agreement with respect to the Parties, in each case, without any continuing liability of the Company, GTCR-Ultra or any of their respective Affiliates to any other Person, subject to Section 4; provided, notwithstanding anything to the contrary contained herein, any such termination, release, rescindment, annulment, cancellation, repeal or elimination shall occur following, but not prior to, the payment of the Early Termination Payment (as defined below) in full satisfaction of all amounts due by the Company under the Tax Receivable Agreement; provided, further, that Section 7.12 of the Tax Receivable Agreement shall survive the termination of the Tax Receivable Agreement pursuant to this Termination Agreement but the Company and its Affiliates shall have no liability or obligation thereunder. Pursuant to Section 4.3 and Section 4.4 of the Tax Receivable Agreement, the Early Termination Schedule (as defined in the Tax Receivable Agreement) is attached hereto as Schedule A.

Section 4. Payment and Timing. The Parties agree that, upon the Offer Acceptance Time, a Change of Control shall have occurred, and the aggregate amount required to be paid by the Company and its Subsidiaries pursuant to the Tax Receivable Agreement equals $19,520,607.90 (the “Early Termination Payment”), and that all amounts due by the Company under the Tax Receivable Agreement shall be paid by the Company on or substantially concurrently with the Offer Acceptance Time by wire transfer of immediately available funds to a bank account or accounts designated by GTCR-Ultra.

Section 5. Representations and Warranties of the Parties. Each Party hereby represent and warrants to the other Parties that:

(a) Power; Organization; Binding Agreement. Such Party is a party to the Tax Receivable Agreement, and has full power and authority to execute and deliver this Termination Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Solely in the case of GTCR-Ultra, GTCR-Ultra has the authority, together solely with the Company, to terminate the Tax Receivable Agreement in full (including, for the avoidance of doubt, all obligations thereunder). Solely in the case of GTCR-Ultra, GTCR-Ultra has full power and authority to agree that the payment of the Early Termination Payment by the Company to GTCR-Ultra hereunder is in full satisfaction of all amounts due by the Company under the Tax Receivable Agreement. The execution and delivery by such Party of this Termination Agreement, the performance by such Party of its obligations hereunder and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by such Party and no other actions or proceedings on the part of such Party are necessary to authorize the execution and delivery by such Party of this Termination Agreement, the performance by such Party of its obligations hereunder or the consummation by such Party of the transactions contemplated hereby. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Termination Agreement has been duly executed and delivered by such Party, and, assuming this Termination Agreement constitutes a valid and binding obligation of the other Parties, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) No Conflicts. In the case of GTCR-Ultra, no filing with, and no permit, authorization, consent, or approval of, any governmental authority or other Person is necessary for the execution and delivery by such Party of this Termination Agreement, the performance by such Party of its obligations hereunder, the termination of the Tax Receivable Agreement and the consummation by such Party of the transactions contemplated hereby. None of the execution and delivery by such Party of this Termination Agreement, the performance by such Party of its obligations hereunder or the consummation by such Party of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Party is a party or by which such Party or any of such Party’s properties or assets may be bound, including any voting agreement or voting trust, (ii) violate any law, rule or regulation or order applicable to such Party or (iii) violate the constituent or organizational document of such Party, except, in the case of each of clauses (i) through (iii), as would not prevent or materially delay such Party from performing its obligations under this Termination Agreement.

(c) No Assignments. In the case of GTCR-Ultra, GTCR-Ultra represents that no TRA Holder (as defined in the Tax Receivable Agreement) has assigned or transferred, or purported to assign or transfer, to any Person all or any part of, or any interest in, any rights thereunder, except that, pursuant to the Contribution Agreement, GTCR Fund assigned all of its rights under the Tax Receivable Agreement to GTCR-Ultra and GTCR-Ultra became the sole TRA Holder (as defined in the Tax Receivable Agreement) under the Tax Receivable Agreement.

(d) No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Termination Agreement based upon arrangements made by or on behalf of such Party in its capacity as such.

(e) Reliance by Parent. Such Party understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Party’s execution and delivery of this Termination Agreement. Such Party has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Termination Agreement and have had it fully explained to them by counsel, that it is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officers (as the case may be) is competent to execute this Termination Agreement and has executed this Termination Agreement free from coercion, duress and undue influence.

(f) Absence of Litigation. As of the date hereof, there is no legal proceeding pending against, or, to the knowledge of such Party, threatened against such Party or any of its properties or assets that would reasonably be expected to prevent or materially delay or impair the consummation by such Party of the transactions contemplated by this Termination Agreement or otherwise materially impair such Party’s ability to perform its obligations hereunder.

Section 6. Entire Agreement; Supersedure. This Termination Agreement constitutes the entire agreement of the Parties in respect of the subject matter hereof and supersedes all prior contracts or agreements among the Parties hereto in respect of such subject matter, whether written or oral.

Section 7. Intended Tax Treatment. For U.S. federal income tax purposes, the Parties intend to treat the payment of the amounts required under Section 3 of this Termination Agreement consistent with Section 9.11(f)(iii) of the 2020 Merger Agreement as taxable "boot" under Section 351(b) received by GTCR-Ultra in connection with the transactions consummated pursuant to the 2020 Merger Agreement. The Parties shall not, and shall not cause their Affiliates, to treat or report the payment of such amounts in a manner inconsistent with the preceding sentence.

Section 8. Governing Law. This Termination Agreement, all issues and questions concerning the construction, validity, interpretation and enforceability of this Termination Agreement, and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Termination Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 9. Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Termination Agreement or the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 16 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general and specific jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the court of chancery of the State of Delaware declines to accept subject-matter jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Termination Agreement or the Transactions; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request from any court, including the chosen courts; (d) agrees that any legal proceeding based on, arising out of or relating to this Termination Agreement or the Transactions shall be brought, tried and determined only in the chosen courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the chosen courts or that such Legal Proceeding was brought in an inconvenient or otherwise improper court and agrees not to plead or argue the same; and (f) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Termination Agreement or the Transactions in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF)) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS TERMINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.

Section 11. Fees. In the event any Party or Parent or its Affiliates brings any Legal Proceeding against any other Party or Parent or its Affiliates asserting claims arising out of or relating to this Termination Agreement, the Parties agree that the prevailing party in such Legal Proceeding shall be entitled to reimbursement of all fees, costs and expenses by the non-prevailing party, including reasonable attorneys’ fees, incurred in connection with such Legal Proceeding.

Section 12. Severability. If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Termination Agreement, such provision shall be fully severable; this Termination Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Termination Agreement; and the remaining provisions of this Termination Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Termination Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Termination Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 13. Further Assurances. In connection with this Termination Agreement and the transactions contemplated hereby, each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Termination Agreement and the intention of the Parties as expressed herein.

Section 14. Amendment. This Termination Agreement may be amended, modified or supplemented from time to time only by a written instrument that is duly executed by each Party or, waived, only by a written instrument that is duly executed by the waiving Party (including, for the avoidance of doubt, Parent). No provision of this Termination Agreement may be amended, modified or supplemented without the prior written consent of Parent, and Parent is an intended third-party beneficiary of this Termination Agreement, and shall have the right to enforce the provisions hereof as if a direct party hereto. To the fullest extent permitted by Law, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to its obligations under this Termination Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 15. Termination. This Termination Agreement, and all rights and obligations of the Parties hereunder and thereunder, shall terminate and shall have no further force or effect as of such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof.

Section 16. Notices. Except as otherwise provided herein, all notices, requests, claims, demands, waivers and other communications required or permitted under this Termination Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email transmission (provided, in the case of an email transmission that copies of any materials so emailed are sent the same day by another means of transmission specified herein) to the respective parties as follows (or, in each case, as otherwise notified by and of the parties hereto) and shall be effective and deemed to have been duly given: (i) five business days following deposit in the mails if sent by registered or certified mail (postage prepaid), (ii) immediately when sent, if sent by facsimile or e-mail transmission (as evidenced by a printed confirmation), if sent prior to 5:00 pm (local time of the intended recipient) on a business day, or, if not, then the next succeeding business day, (iii) when delivered, if delivered personally to the intended recipient and (iv) two business days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

Paya Holdings Inc.
303 Perimeter Center North, Suite 600
Atlanta, GA 30346
Attention:	Glenn Renzulli
Mindy Doster
E-mail:	glenn.renzulli@paya.com
mindy.doster@paya.com

with a copy (which shall not constitute notice or service of process), if prior to the Offer Acceptance Time, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Sanford E. Perl, P.C.
Mark A. Fennell, P.C.
Sarkis Jebejian, P.C.
Rachael G. Coffey, P.C.
Email:	sanford.perl@kirkland.com
mark.fennell@kirkland.com
sarkis.jebejian@kirkland.com
rachael.coffey@kirkland.com

with a copy (which shall not constitute notice or service of process) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Evan Rosen
Facsimile: (212) 701-5505
Email: evan.rosen@davispolk.com

If to GTCR-Ultra to:

GTCR-Ultra Holdings, LLC
c/o GTCR Management XI LLC
333 North LaSalle Street, Suite 5600
Chicago, Illinois 60654
Attention:	Jeffrey S. Wright
Email:	jeffrey.wright@gtcr.com

with a copy (which shall not constitute notice or service of process) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Elizabeth Cooper
Katherine Krause
Email: ecooper@stblaw.com
katherine.krause@stblaw.com;

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Sanford E. Perl, P.C.
Mark A. Fennell, P.C.
Sarkis Jebejian, P.C.
Rachael G. Coffey, P.C.
Email:	sanford.perl@kirkland.com
mark.fennell@kirkland.com
sarkis.jebejian@kirkland.com
rachael.coffey@kirkland.com

or to such other address, facsimile number or e-mail address as any such Party may, from time to time, designate in writing to all other parties hereto. Notices sent by multiple means, each of which is in compliance with the provisions of this Termination Agreement will be deemed to have been received at the earliest time provided for by this Termination Agreement.

Section 17. Binding Effect. This Termination Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, permitted successors, permitted assigns, permitted distributes, and legal representatives. Nothing expressed or mentioned in this Termination Agreement is intended or shall be construed to give any Person other than the Parties and Parent and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Termination Agreement or any provision herein contained. No Party may assign any of its rights or obligations under this Termination Agreement without the prior written consent of the other Parties.

Section 18. Headings. The headings contained in this Termination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

Section 19. Counterparts. This Termination Agreement may be executed in any number of counterparts (including via facsimile or e-mail in .pdf format), any one of which need not contain the signatures of more than one Party, but all of such counterparts together shall constitute one agreement.

Section 20. Conflict. In the event of any conflict between the terms of the Tax Receivable Agreement and the terms of this Termination Agreement, the terms of this Termination Agreement shall control.

Section 21. No Recourse. This Termination Agreement and any matter relating to the Tax Receivable Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Termination Agreement or any matter relating to the Tax Receivable Agreement, or the negotiation, execution or performance thereof may only be made against, the entities that are expressly identified as Parties and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party shall have any liability for any obligations or liabilities of the parties to this Termination Agreement, any matter relating to the Tax Receivable Agreement, or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date set forth above.

PAYA HOLDINGS, INC.

By:	/s/ Jeffrey Hack
Name:	Jeffrey Hack
Title:	Chief Executive Officer

[Signature Page to Termination Agreement (TRA)]

GTCR-ULTRA HOLDINGS, LLC

By:	/s/ Aaron Cohen
Name:	Aaron Cohen
Title:	Vice President and Secretary

[Signature Page to Termination Agreement (TRA)]

Schedule A

Early Termination Schedule